UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 25, 2026

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-42175	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 Par Value	FSUN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
On June 25, 2026, FirstSun Capital Bancorp (“FirstSun,” “we,” “us,” and “our”), the holding company for Sunflower Bank, National Association (the “Bank”), announced that the Bank completed the sale of approximately $336 million of performing municipal loans acquired from First Foundation Bank to an unaffiliated third party. The sale of municipal loans was contemplated and announced as part of our acquisition of First Foundation Inc. (“First Foundation”), which closed on April 1, 2026.
With the completion of the sale of municipal loans, we have now completed the balance sheet repositioning strategy that we announced as part of our planned acquisition of First Foundation. We intend to use the proceeds from the sale of municipal loans to pay down certain high cost brokered and non-brokered deposits acquired from First Foundation Bank. We expect our overall balance sheet repositioning, including loan downsizing, and total loan fair value marks, including marks related to loan downsizing, to be in line with our expectations disclosed at the time we announced our planned acquisition of First Foundation.
Cautionary Note Regarding Forward-Looking Statements
Statements in this Current Report on Form 8-K which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations with respect to total loan fair value marks, including marks related to loan downsizing, and our intended use of proceeds from the loan sale. Words such as “expect,” “intend,” “believe,” “will,” “may,” “anticipate,” “continue,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties, and assumptions, include, among others, the following: the possibility that the intended use of proceeds from the loan sale may change as a result of changes in economic conditions, market interest rates, volatility in the financial services sector; the impact of purchase accounting with respect to the acquisition of First Foundation, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks; our integration of the business and operations of First Foundation may take longer or be more costly than anticipated; and other factors, many of which are beyond our control.
We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this Current Report on Form 8-K can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by us with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made and we do not intend to and disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: June 25, 2026	By:	/s/ Neal E. Arnold
	Name:	Neal E. Arnold
	Title:	Chief Executive Officer and President